                                  Exhibit 11

                Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES



                                                               For the Quarter Ended     For the Six Months Ended
                                                                     June 30                    June 30
                                                              ------------------------   -----------------------
                                                                  1995         1994         1995         1994
                                                              -----------  -----------   ----------  -----------

PRIMARY:
--------

Average Number of Common Shares                                11,805,713   11,941,533   11,807,375   11,935,703
Average Number of Common Share Equivalents                         91,653       90,497       81,652       91,262
                                                              -----------  -----------  -----------  -----------
Average Shares and Share Equivalents Outstanding               11,897,366   12,032,030   11,889,027   12,026,965
                                                              ===========  ===========  ===========  ===========



Net Income                                                    $ 7,042,000  $ 6,210,000  $13,939,000  $12,304,000
Preferred Dividends
                                                              -----------  -----------  -----------  -----------
Available to Common Shares                                    $ 7,042,000  $ 6,210,000  $13,939,000  $12,304,000
                                                              ===========  ===========  ===========  ===========

Earnings Per Common Share:                                    $      0.59  $      0.52  $      1.17  $      1.03
                                                              ===========  ===========  ===========  ===========



FULLY DILUTED:
--------------

Average Number of Common Shares                                11,805,713   11,941,533   11,807,375   11,935,703
Average Number of Common Share Equivalents                         91,653       90,497       86,693       91,262
                                                              -----------  -----------  -----------  -----------
Average Shares and Share Equivalents Outstanding               11,897,366   12,032,030   11,894,068   12,026,965
                                                              ===========  ===========  ===========  ===========


Net Income                                                    $ 7,042,000  $ 6,210,000  $13,939,000  $12,304,000
Preferred Dividends
                                                              -----------  -----------  -----------  -----------
Available to Common Shares                                    $ 7,042,000  $ 6,210,000  $13,939,000  $12,304,000
                                                              ===========  ===========  ===========  ===========

Earnings Per Common Share                                     $      0.59  $      0.52  $      1.17  $      1.03
                                                              ===========  ===========  ===========  ===========

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